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                                                                    EXHIBIT 10.7

                           CHANGE IN CONTROL AGREEMENT


THIS CHANGE IN CONTROL AGREEMENT (the "Agreement") is made and entered into as of August 1, 2000, by and between COLLINS & AIKMAN CORPORATION, a Delaware corporation (the "Company"), and GRAHAM TOMPSON (the "Executive").


                              Statement of Purpose

         The Company wishes to encourage the continued service and dedication of Executive in the event of any actual or contemplated Change in Control (as defined below) of the Company. The Company has determined that these objectives are best accomplished by providing Executive with individual financial security pursuant to the terms of this Agreement, which the Company believes are fair and reasonable and consistent with the practices of other major corporations.

         NOW, THEREFORE, in consideration of the premises and mutual convenants herein contained, the Company and Executive hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) Change in Control means and shall be deemed to have occurred upon:

                  (i) the acquisition, directly or indirectly, by any "person" (within the meaning of Section (13(d) or 14(d) of the Securities Exchange Act of 1934, (as amended) within any 12 month period of more than 80% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, including, but not limited to, by merger, consolidation or similar corporate transaction or by purchase; excluding, however, the following ("Excluded Transactions"): (A) any acquisition of beneficial ownership by the Company, any subsidiary of the Company, Wasserstein Perella Partners, L.P., Blackstone Capital Partners L.P. or an affiliate of any of the foregoing, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, and (C) any merger, consolidation or other form of business acquisition or combination transaction in which, immediately after the transaction and giving effect thereto and the issuance of securities therein, holders of Common Stock of the Company beneficially own or are entitled to receive equity securities of the acquiring, surviving or resulting entity (or any parent company or

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                           other affiliate thereof) that, in the aggregate,
                           represent more than 20% of the combined voting power entitled to be cast generally; or

                  (ii) the sale of any business, businesses or assets of the Company in any single transaction or series of related transactions effected within any 12 month period, which, on an aggregate basis, produced at least 80% of the consolidated net sales of the Company, calculated by giving pro forma effect to such transactions, and any acquisitions effected during the relevant period, for the fiscal year immediately preceding such transaction or, if applicable, the first such transaction in the 12 month period in which the transaction or series of related transactions occurred, excluding, however, any Excluded Transaction.

         (b) Change in Control Period means the period commencing three months prior to the date of a Change in Control and ending on the first anniversary of such date or if later, the expiration of the 45 day period referred to in Section 1 (d)(3) below.

         (c)      Code means the Internal Revenue Code of 1986, as amended.

         (d) Constructive Termination means a termination of Executive's employment by Executive during a Change in Control Period which is due to:

                  (i) the involuntary relocation of Executive to any office or location more fifty (50) miles from the office or location at which Executive is then located;

                  (ii) a material reduction in Executive's total compensation and benefit package; or

                  (iii) a significant reduction in Executive's responsibilities, position or authority (including changes resulting from the assignment to Executive of any duties inconsistent with his responsibilities, position or authority in effect immediately prior to the Change in Control Period);

         provided, however, that, notwithstanding any other provision hereof, no event or circumstance will constitute "Constructive Termination" for purposes of this Agreement (A) if Termination For Cause exists or (B) unless (1) Executive shall have given notice to the Company of Executive's determination of the occurrence of such event, (2) such event constitutes one of the events specified in clauses (i) - (iii) above, and (3) such event shall be continuing as of the end of 45 days after the giving of such notice.

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         (e)      Date of Termination means the later of (i) the date of receipt of the Notice of Termination by the Company or Executive, as the case may be, or (ii) any later date specified therein (which shall be not more than thirty (30) days after giving of such notice).

         (f) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         (g) Involuntary Termination means a termination of Executive's employment by the Company during a Change in Control Period other than a Termination for Cause. Termination of Executive's employment during a Change in Control Period by reason of Executive's death or disability shall not be considered an Involuntary Termination.

         (h) Notice of Termination means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which shall be not more than thirty (30) days after the giving of such notice).

         (i) Termination For Cause means a termination of Executive's employment by the Company as a result of:

                  (i) Executive's fraud or misappropriation with respect to the business of the Company or intentional damage to the property or business of the Company or any substantial asset;

                  (ii) willful failure by Executive to perform his duties and responsibilities and to carry out his authority.

                  (iii) willful malfeasance or misfeasance or breach of fiduciary duty or misrepresentation to the Company or it stockholders;

                  (iv) willful failure to act in accordance with any specific lawful instructions of the Chairman and CEO or a majority of the Board of Directors of the Company; or

                  (v)      conviction of Executive of a felony.

         2. Benefits Upon Involuntary Termination or Constructive Termination During Change in Control Period. Subject to the limitations of Section 3, in the event of an Involuntary Termination or Constructive Termination of Executive for which the Date of Termination is within a Change in Control Period, the Company shall pay to Executive the following benefits in a

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                  lump sum payment (without discounting to present value) within
                  30 days of the Date of Termination:

                  (a) to the extent not theretofore paid, Executive's base salary through the Date of Termination;

                  (b) a pro rata bonus equal to (1) Executive's target bonus immediately preceding the Change in Control Period multiplied by (2) a fraction, the numerator of which is the number of whole months (rounded for portions of months) elapsed in the relevant bonus year prior to the Date of Termination, and the denominator of which is 12;

                  (b) twenty-four (24) months of base salary based on the monthly rate of base salary in effect immediately preceding the Change in Control Period, or if greater, the rate of Base Salary in effect immediately preceding the Date of Termination; and

                  (c) Executive's target annual bonus in effect immediately preceding the Change in Control Period multiplied by two (2).

         In addition, (i) the Company shall offer Executive the opportunity to purchase his Company automobile at its net book value as of the Date of Termination, (ii) Executive shall be deemed to continue as an employee of the Company for 2 years following the Date of Termination for purposes of eligibility and vesting (but not benefit accrual), under any otherwise applicable retirement income plan or arrangement, and
         (iii) Executive will be entitled to continue to participate in all welfare benefit plans for such 2 year period, or, if earlier, the period ending on the date the Executive obtains new full-time employment. Subject to the limitations of Section 3, the Company shall also reimburse Executive for the cost of any continued coverage elected by Executive for himself and his eligible dependents under the Company's group health plan(s) at the end of the welfare benefit continuation period described in clause (iii) of the immediately preceding sentence pursuant to Section 4980B of the Code and Section 601 et seq. of ERISA.

         3.       Limitation on Benefits.

         (a) General. Any benefits payable or to be provided to Executive, whether pursuant to this Agreement or otherwise, which constitute Parachute Payments (as defined below) shall be subject to the limitation of this Section 3 so that the benefits payable or to be provided to Executive under this Agreement, as well as any payments or benefits provided outside of this Agreement, shall not cause the Company to have paid an Excess Parachute Payment (as defined below). Accordingly, anything in this Agreement to the contrary notwithstanding, in the event that the certified public accountants regularly employed by the Company

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                  immediately prior to a Change in Control (the "Accounting
                  Firm") shall determine that Executive's receipt of all Parachute Payments would cause the Company to pay an Excess Parachute Payment, it shall determine the Reduced Amount, and the aggregate Parachute Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 3
                  (c) below.

                  (b)      Definitions. For purpose of this Section 3;

                           (ii) "Excess Parachute Payment" shall have the same meaning as the term "excess payment" defined in Section 280G(b)(1) of the Code;

                           (ii) "Parachute Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of Executive which is contingent on a "change" under and within the meaning of Section 280G(b)(2)(A)(i) of the Code, whether paid or payable pursuant to this Agreement or otherwise.

                           (iii) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

                           (iv) "Reduced Amount" shall mean the the largest aggregate amount of Parachute Payments Executive may receive without causing the Company to have paid an Excess Parachute Payment.

         (c) Limitation. If the Accounting Firm determines that Parachute Payments should be limited to the Reduced Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof, and Executive may then elect, in Executive's sole discretion, which and how much of the Parachute Payments, including without limitation Parachute Payments made outside of this Agreement, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Parachute Payments is equal to the Reduced Amount), and shall advise the Company in writing of such election within 10 days of Executive's receipt of notice. If no such election is made by Executive within such 10 days period, the Company may elect which of the Parachute Payments, including without limitation Parachute Payments made outside of this Agreement, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Parachute Payments is equal to the Reduced Amount) and shall notify Executive promptly of such election. All determinations made by the Accounting Firm under this Section 3 shall be binding upon the Company and Executive and shall be made within 45 days immediately following the

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                  Date of Termination. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of Executive such Parachute Payments as are then due to Executive under this Agreement.

         4. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future eligibility or participation in any benefits, bonus, incentive or other plan provided by the Company and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         5. Full Settlement. The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or other parties. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent provided by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or as a result of any contest by Executive about the amount of any payment pursuant to this Agreement.

         6. No Duplication of Benefits. Notwithstanding anything to the contrary herein, the lump sum payment due to Executive under
                  Section 2 hereof shall be reduced by the amount of cash severance or salary continuation benefits paid to Executive pursuant to any other plan or policy of the Company or a written employment agreement between the Company (or one of its affiliates) and Executive, it being the intent of the parties that Executive shall not receive post-employment benefits hereunder and under such other plan, policy or written employment agreement.

         7. Succession. This Agreement shall inure to the benefit of and shall be binding upon the Company and it successors and assignees, but, without the prior written consent of Executive, this Agreement may not be assigned other than in connection with a merger, sale, consolidation or similar transaction of all or substantially all of the business and/or assets of the Company in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of the Company hereunder. The Company shall require any successor to assume and

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                  agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The obligations and duties of Executive hereunder shall be personal and not assignable otherwise than by the laws of descent and distribution.

         8.       Miscellaneous.

         (a) Applicable Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Michigan.

         (b) Notices. All notices and communications hereunder shall be in writing and shall be given by hand delivery to the other party by registered or certified mail, return receipt requested, postage prepaid, or by overnight mail, addressed as follows:

         If to Executive:

                  Mr. Graham Tompson

                  -------------------------------

                  -------------------------------

         If to the Company:

                  Collins & Aikman Corporation
                  5755 New King Court
                  Troy, Michigan 48098
                  Attention: Chairman and Chief Executive Officer

                  or to such other addresses as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) Validity. The invalidity or unenforceability of any provision of this contract shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) Waiver. The waiver of the breach of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

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         (f)      Entire Agreement. This instrument contains the entire
                  agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         (g) No Right of Employment. Executive and the Company acknowledge that the employment of Executive by the Company is "at will", and prior to the date of a Change in Control, may be terminated by either Executive or the Company at any time. Upon a termination of Executive's employment prior to the date of a Change in Control, there shall be no further rights under this Agreement and this Agreement shall terminate and be of no further force and effect.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    EXECUTIVE:



                                    /s/ Graham Tompson
                                    -----------------------------------------
                                    Graham Tompson

                                    COMPANY:

                                    COLLINS & AIKMAN CORPORATION


                                    BY: /s/ Thomas E. Evans
                                        -------------------------------------
                                        THOMAS E. EVANS
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

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